PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
February 1, 2016

Contact: Dana Perlman
Treasurer and Senior Vice President, Business Development and Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. UPDATES EARNINGS PER SHARE GUIDANCE

New York, NY - PVH Corp. [NYSE: PVH] announced today that it currently expects its earnings per share on a non-GAAP basis for the full year 2015 to be at or above $7.00, the high end of its guidance range previously announced on December 2, 2015.

Emanuel Chirico, Chairman and Chief Executive Officer, commented, “Our improved outlook for our earnings per share projection reflects the power of our designer lifestyle brands, Calvin Klein and Tommy Hilfiger, which enabled us to successfully navigate through the difficult macroeconomic environment, particularly the continued headwinds across our businesses resulting from the strengthening U.S. dollar.

Mr. Chirico continued, “Specifically, during the fourth quarter, we experienced continued strength in our global Calvin Klein business and Tommy Hilfiger International business. We were able to post stronger results despite a difficult U.S. retail environment, which was negatively impacted by unseasonably warm weather and decreased international tourist traffic and spending, particularly for our Tommy Hilfiger brand.”

Non-GAAP Amounts and Exclusions:
Reconciliations of GAAP to non-GAAP amounts are presented in the tables later in this release and identify and quantify all excluded items.

The discussions in this release that refer to non-GAAP amounts exclude the following:

•	Pre-tax costs of approximately $70 million expected to be incurred in 2015 in connection with the integration of Warnaco and the related restructuring.

•
Pre-tax costs of approximately $20 million expected to be incurred in 2015 principally related to the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business.

•	Pre-tax costs of approximately $10 million expected to be incurred in 2015 related to the operation of and exit from the Izod retail business.

•	A pre-tax gain of $2 million recorded in 2015 on the Company’s equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand.

•	Discrete tax benefits of $22 million recorded in 2015 primarily related to the resolution of uncertain tax positions.

•
Estimated tax effects associated with the above pre-tax items, which are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluated each item that it had identified above as a non-GAAP exclusion to determine if such item is taxable or tax deductible, and if so, in what jurisdiction the tax expense or tax deduction would occur. All items above were identified as either primarily taxable or tax deductible, with the tax effect taken at the statutory income tax rate of the local jurisdiction, or as non-taxable or non-deductible, in which case the Company assumed no tax effect.

PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Warner’s and Olga, and its licensed brands, including Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John and Chaps.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s projected and future earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged, and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from its acquisition of The Warnaco Group, Inc. (“Warnaco”); (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Warnaco, into the Company with no substantial adverse effect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (ix) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

The earnings per share guidance included in this press release is on a non-GAAP basis, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release and in the Company’s 2015 third quarter earnings press release issued on December 2, 2015. Each of these reports, as well as the Company’s Current Reports on Form 8-K furnished to the SEC in connection with the December 2, 2015 earnings press release and to be furnished in connection with this release, which are available on the Company’s website at www.pvh.com and the SEC’s website at www.sec.gov.

Earnings per share guidance in this release speaks as of February 1, 2016, the date on which it was made. The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding earnings, whether as a result of the receipt of new information, future events or otherwise.

PVH CORP.
Reconciliations of GAAP to Non-GAAP Amounts

The Company is presenting its 2015 estimated results excluding (a) the costs expected to be incurred in connection with its integration of Warnaco and the related restructuring; (b) the costs expected to be incurred in connection with the operation of and exit from its Izod retail business; (c) the costs expected to be incurred principally in connection with the discontinuation of several licensed product lines in its Heritage Brands dress furnishings business; (d) the gain recorded on its equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand; (e) the estimated tax effects associated with these costs; and (f) the tax benefits associated with non-recurring discrete items primarily related to the resolution of uncertain tax positions. The 2015 estimated results are on a non-GAAP basis. The Company believes presenting these results on a non-GAAP basis provides useful additional information to investors. The Company excludes such amounts that it deems non-recurring or non-operational and believes that this (i) facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company and (ii) assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. The Company has provided the reconciliation set forth below to present its estimates on a GAAP basis and excluding these amounts. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s results excluding certain of the items described above are also the basis for certain incentive compensation calculations. The estimated tax effects associated with the above costs are based on the Company’s assessment of taxability and deductibility. In making this assessment, the Company evaluated each pre-tax item that it has identified as a non-GAAP exclusion to determine if such item is taxable or tax deductible, and if so, in what jurisdiction the tax expense or tax deduction would occur. All items above were assumed to be either primarily taxable or tax deductible, with the tax effect taken at the statutory income tax rate of the local jurisdiction, or as non-taxable or non-deductible, in which case the Company assumed no tax effect.

Net Income Per Common Share Reconciliations	Current Guidance	Previous Guidance
	Full Year 2015 (Estimated)	Full Year 2015 (Estimated)

GAAP net income per common share attributable to PVH Corp.	$6.51	$6.41 - $6.51
Estimated per common share impact of items identified as non-GAAP exclusions	$(0.49)	$(0.49)
Net income per common share attributable to PVH Corp. excluding impact of items identified as non-GAAP exclusions	$7.00	$6.90 - $7.00

The GAAP net income per common share amounts presented in the above table are being provided solely to comply with applicable SEC rules and are not, and should not be construed to be, guidance for the Company’s 2015 fiscal year. The Company’s net income per common share, as well as the amounts excluded in providing non-GAAP net income per share guidance, is subject to change, including changes affecting the Company’s expected actuarial gain or loss on retirement plans.

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